EXHIBIT 99.1

PNM Resources To Purchase 305-MW Power Plant in Texas
2006 earnings guidance call scheduled

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today announced it has reached an agreement with Sempra Generation to purchase one of Texas’ cleanest-burning coal power plants for $480 million in cash.

The Twin Oaks Power facility, a 305-megawatt plant located 150 miles south of Dallas, is the latest step in implementing the company’s strategy of expanding its merchant generation fleet to serve a growing wholesale market in the Southwest and in Texas’ competitive electricity market, also known as the Electric Reliability Council of Texas, or ERCOT. The facility will be held in a newly formed subsidiary of PNM Resources.

“The addition of Twin Oaks provides us an excellent opportunity to add an efficient and reliable coal plant in ERCOT sooner than what we anticipated,” said Jeff Sterba, chairman, president and CEO. “This is a substantial, long-term move for our company and we are extremely pleased that we have completed a piece of our generation expansion plan with an asset in ERCOT.”

Hugh Smith, senior vice president of Energy Resources, said Twin Oaks provides the company lower-cost coal generation in a market that is driven by natural gas. He said the majority of the plant’s output is sold for the next five years under two existing contracts. According to the first off-take agreement that is currently under-market, 100 percent of the plant’s capacity is committed through September 2007. When that contract expires, it will be replaced with another contract for 75 percent of the plant’s capacity through 2010, which is at current market prices. PNM Resources will market the excess energy and capacity within ERCOT, Smith said.

The Twin Oaks purchase agreement also includes the development rights for a possible 600-megawatt expansion of the plant. Sempra has been obtaining necessary permits, which are expected in 2007. If the permits are granted and PNM Resources begins construction to expand the plant, an additional $5 million payment will be made to Sempra.

Chuck Eldred, PNM Resources chief financial officer, said PNM Resources has arranged for bridge financing to close the transaction. The permanent financing will come from the issuance of debt and equity, structured to maintain the company's investment grade rating.

Eldred said that the purchase of the Twin Oaks facility includes the acquisition of certain contracts, which will be recorded at fair market value under purchase accounting and amortized into income. While the acquisition of the Twin Oaks facility is expected to be neutral to slightly accretive to earnings in the first 18 months of ownership, approximately 15 percent to 20 percent of earnings during this period will include the amortization of these items into income. The acquisition is expected to be fully accretive after the first 18 months. The purchase accounting valuation is subject to final adjustments at close. Eldred also said the plant is expected to be neutral to cash flow in 2006 and accretive thereafter.

Located near Bremond, Texas, Twin Oaks is considered to be one of the cleanest coal-fired power plants in Texas. The plant uses fluidized bed combustion technology and limestone injection to reduce nitrogen oxide and sulfur dioxide emissions. Fully operational in 1991, Twin Oaks has an average equivalent availability factor of 91.5 percent the past four years and is fueled by lignite from a nearby mine.

The plant has access to water and transmission, being cooled by water from three wells and connected to a nearby substation by a 345-kilovolt transmission line capable of carrying 1,200 megawatts.

Upon completion of construction of the Luna Energy Facility in southern New Mexico and closing of the Twin Oaks transaction, combined with long-term wholesale purchase contracts and owned generation capacity serving retail and wholesale loads, PNM Resources and its subsidiaries will have a total generation capacity of 2,873 megawatts produced by coal, nuclear, wind and natural gas generating plants in three states. The company provides wholesale power to customers throughout the Southwest and serves more than 744,000 retail electric customers in Texas and New Mexico.

The transaction is expected to close on or after April 17, subject to third-party consents and anti-trust clearance under the Hart-Scott-Rodino Act. Sempra Generation, a Sempra Energy subsidiary, acquired the Twin Oaks plant in October 2002 when Texas-New Mexico Power sold the plant to abide by Texas’ electric deregulation law.

2006 EARNINGS GUIDANCE CALL

The company also announced today executives will be in New York City and Boston introducing newly named CFO Chuck Eldred on Tuesday, Jan. 31, and Wednesday, Feb. 1. Officials also plan to provide details regarding the company’s 2006 earnings guidance during a conference call from New York on Tuesday, Jan. 31, at 11:30 a.m. EST.

Participants should call 800-435-1398 and enter code 45323965 after 11:15 am EST on the morning of the call, which also will be broadcast live over the Internet at PNMResources.com.
PNM Resources will post the presentation on its site for participants to use during the call.

The call will be archived and available until Feb. 7. The archived call can be accessed by calling
888-286-8010 and entering code 67084872. A copy of the transcript will be posted on PNM Resources’ Web site at PNMResources.com as soon as possible after the call.

Background: PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with consolidated operating revenues of $2.3 billion. Through its utility and energy service subsidiaries, PNM Resources supplies electricity to 744,000 homes and businesses in New Mexico and Texas and natural gas to 478,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an energy research and development company. PNM Resources and its subsidiaries also sell power on the wholesale market throughout the Southwest. For more information, visit PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this release that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include the availability of cash from TNP Enterprises, Inc. and its subsidiaries, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding or the acquisition proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, interest rates, weather (including impacts on the Company of the hurricanes in the Gulf Coast region), water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the market for electrical generating equipment, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

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